Exhibit 10.2

MLS Engine Sale Agreement vo717

Private & Confidential

Engine Sale Agreement

between

MTU Maintenance Lease Services B.V.

as Seller

and

Contrail Aviation Support, LLC

as Buyer

Seller and Buyer referred to as a “Party” and collectively the “Parties”

relating to

one (1) CFM56-7B26/3 engine bearing engine serial number 874357’

MLS SH LEGAL

MLS Engine Sale Agreement v0717

CONTENTS

1.	Definitions and Interpretation	3

2.	Sale of Engine	4

3.	Delivery, Acceptance, Title and Risk	4

4.	Payments	5

5.	Conditions precedent	5

6.	Liability	6

7.	Representations, Warranties and Undertakings	7

8.	Notices	8

9.	Taxes and Indemnities	9

10.	Costs and Expenses	9

11.	Termination	10

12.	Assignment	10

13.	Miscellaneous	10

14.	Governing law and Jurisdiction	11

SCHEDULE 1: TECHNICAL ACCEPTANCE CERTIFICATE		13

SCHEDULE 2: FORM OF BILL OF SALE		14

SCHEDULE 3: DESCRIPTION OF ENGINE		15

SCHEDULE 4: ENGINE DOCUMENTS		17

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MLS Engine Sale Agreement v0717

THIS AGREEMENT is dated September 22, 2017 and made between

(1) MTU Maintenance Lease Services B.V. (“Seller”), a company duly organised and existing under the laws of The Netherlands; whose registered address is Strawinskylaan 1639 1077XX Amsterdam, The Netherlands;

(2)      Contrail Aviation Support, LLC (or its wholly-owned designee) (“Buyer”), a company incorporated under the laws of the State of North Carolina, U.S.A. whose registered office is at 435 Investment Court Verona, WI 53593, USA.

IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation

1.1	In this Agreement the following words shall have the following meanings unless the context otherwise requires:

“Acceptance Certificate” means a certificate of acceptance of the technical condition of the Engine in the form set out in Schedule 1 to be executed by or on behalf of Buyer and delivered to Seller in accordance with Clause 3.3

“Bill of Sale” means a bill of sale relating to the relevant Engine substantially in the form of Schedule 2;

“Business Day” means any day on which banks are open for business in Amsterdam, The Netherlands and in New York, New York, U.S.A.

“Delivery” means Seller’s provision of the Engine to Buyer at the Delivery Location;

“Delivery Date” means the date on which Delivery of the Engine to Buyer occurs;

“Delivery Location” shall be FCA Kühne & Nagel Warehouse, Velsen-Noord, The Netherlands (Incoterms 2010).

“Dollars” and “$” mean the lawful currency of the United States of America in relation to all payments in dollars to be made under this Agreement;

“Engine” means one (1) CFM56-7B26/3 engine bearing engine serial number 874357 more specifically described in Schedule 3, together with the Engine Documents and all Parts installed, attached or appurtenant thereto at Delivery of the Engine;

“Engine Documents” means all data and records supplied by the Manufacturer which are in the possession of Seller and may include records, logs, manuals, technical data and other materials and documents (whether kept or to be kept in compliance with any regulation of the Aviation Authority or otherwise) relating to the Engine (including, at a minimum, the manuals and technical records and other media listed in Schedule 4 in respect of the Engine);

“Lien” means any mortgage, pledge, lien, security interest, option, covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind;

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“Purchase Price” means $ *       *             *       *               *                             *                         Dollars, such amount being exclusive of Taxes.

2.	Sale of Engine

Seller agrees to sell and Buyer agrees to buy and accept the Engine upon and subject to the terms and conditions of this Agreement, in “as is” condition, free from all Liens, in consideration of the payment by Buyer of the Purchase Price.

3.	Delivery, Acceptance, Title and Risk

3.1

Seller will deliver the Engine in serviceable condition, subject to the terms and conditions of this Agreement, to Buyer at the Delivery Location. Buyer confirms that he will ship the Engine from the Delivery Location to the United Kingdom within ten (10) days from Delivery.

3.2	On the Delivery Date, and subject to the terms and conditions of this Agreement, the parties shall close the transaction in the following manner:

(A)	Buyer shall pay or have paid to Seller the Purchase Price relating to that Engine; and

(B)	Seller shall deliver to Buyer the Engine in serviceable condition; and

(C)	Buyer shall execute and deliver to Seller an Acceptance Certificate in respect of that Engine.

(D)

Immediately upon receipt by Seller of the Acceptance Certificate and the Purchase Price, Seller shall release to Buyer the Bill of Sale in respect of the Engine. Upon delivery of the Bill of Sale, title to the Engine shall be transferred from Seller to Buyer.

3.3	Buyer or its representatives may, at its own cost inspect and verify the condition of the Engine and the Engine Documents at the Delivery Location or any other location mutually agreed upon.

3.4	Upon completion of the closing under Section 3.2, risk of damage to or loss of the Engine shall pass from Seller to Buyer.

3.5

In the event between the date of signing of this Agreement and Delivery, the Engine suffers an Event of Loss, then Seller shall promptly notify Buyer of such damage and with effect from the date of such Event of Loss, neither Party shall have any further obligations under this Agreement with respect to the Engine, except that any property transferred or payments received by either Party shall be returned to the other Party with respect to the particular Engine. “Event of Loss” means any of the following events:

(A)

the loss of the Engine due to theft or disappearance for a period of at least thirty (30) days, destruction, damage beyond repair or rendition of the Engine permanently unfit for normal use for any reason whatsoever; or

(B)	the receipt of insurance proceeds based upon an event of loss with respect to the Engine under any insurance policy pertaining thereto; or

(C)	the condemnation, confiscation or seizure of, or requisition or loss of title to, or use for a period in excess of thirty (30) days of the Engine; or

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

MLS Engine Sale Agreement v0717

(D)	unrepaired damage to the Engine in which the costs of repair exceeds 20% (twenty percent) of the Purchase Price.

3.6

In the event between the date of signing of this Agreement and Delivery, the Engine suffers damage which does not constitute an Event of Loss, Seller shall promptly notify Buyer of such damage and the Parties shall jointly determine, each Party acting reasonably, as soon as reasonably practicable whether such damage can be repaired in a manner satisfactory to Buyer prior to the Delivery Date. If the Parties agree that such damage can be so repaired and Seller elects to do so prior to the Delivery Date, Seller shall procure the repair of such damage as soon as reasonably practicable and if Buyer or Seller determines that such damage cannot be satisfactorily repaired, or Seller determines that it will not elect to repair the Engine by the Delivery Date, the Party making such determination shall immediately notify the other Party, in writing, whereupon neither Party shall have any further obligation or liability to the other under this Agreement with respect to the Engine, except that any property transferred or payments received by either Party shall be returned to the other Party with respect to the particular Engine as if this Agreement had never been formed.

4.	Payments

4.1	All payments to be made by Buyer to Seller under this Agreement shall be made in immediately available funds by telegraphic transfer in Dollars to the following account of Seller:

Bank: Commerz bank AG, Amsterdam

Account Holder: MTU Maintenance Lease Services B.V.

Account No.:                                  *

IBAN:                                  *

Swift Code:                                  *

4.2	Buyer shall pay to Seller the Purchase Price in respect of the Engine before Delivery.

5.	Conditions precedent

5.1	The obligation of Seller to sell the Engine to Buyer is subject to the following conditions being fulfilled to the satisfaction of Seller on or prior to the Delivery Date of an Engine:

Receipt by Seller of a certificate issued by a duly authorised officer of Buyer, attaching and certifying as being true, complete and up-to-date copies of;

(A)	a resolution of Buyer approving the terms of, and the transactions contemplated by this Agreement; and

(B)	the relevant power, or powers of attorney (If applicable) authorising a specified person or persons to execute this Agreement and the Acceptance Certificate.

(C)	The parties having agreed upon the terms for lease of the Engine for a minimum period of 12-months following arrival of the Engine in the UK in accordance with Clause 3.1 above.

(D)	Completion of VAT tax forms and related documents reasonably satisfactory to the parties.

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

MLS Engine Sale Agreement v0717

The conditions specified in this Clause 5.1 are inserted for the sole benefit of Seller and may be waived in whole or in part and with or without conditions by Seller.

5.2

The obligation of Buyer to purchase the Engine from Seller is subject to the following conditions being fulfilled to the satisfaction of Buyer on or prior to the Delivery Date of that Engine (any one of which may be waived by Buyer to the extent permitted by Law in writing in whole or in part with or without conditions):

(A)

Receipt by Buyer of a certificate issued by a duly authorised officer of Seller, attaching and certifying as being true, complete and up-to-date copies of the relevant power, or powers of attorney (if applicable), and any other relevant documents, authorising a specified person or persons to execute this Agreement and the Bill of Sale and to tender delivery of the Engine on behalf of Seller to Buyer.

(B)	The Engine being free and clear of Liens.

(C)	Buyer’s completion of its inspection of the Engine and satisfaction with the results thereof.

(D)	The parties having agreed upon the terms for lease of the Engine for a minimum period of 12-months following arrival of the Engine in the UK in accordance with Clause 3.1 above.

(E)	Completion of VAT tax forms and related documents reasonably satisfactory to the parties.

The conditions specified in this Clause 5.2 are inserted for the sole benefit of Buyer and may be waived in whole or in part and with or without conditions by Buyer.

6.	Liability

6.1

Seller hereby covenants and agrees upon demand of Buyer and each of its respective affiliates, directors, officers, employees, partners, employees, successors, assigns, shareholders, investors, parent companies and agents (the “Buyer Indemnitees”) to pay and assume liability for, and to indemnify, protect, defend, save and keep harmless, the Buyer Indemnitees, on an after-tax basis, from and against any and all liabilities (including liability for negligence or strict liability in tort or under any statute), taxes, fees, duties, charges, withholdings, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) and expenses of successfully establishing such rights to indemnification under this indemnity of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Buyer Indemnitee for death of or injury to any persons whomsoever and for loss of, damage to, or delay in delivery of any property whatsoever (any such losses, the “Buyer Losses”) in any way relating to, resulting from or arising out of the possession, operation, condition, storage, maintenance or repair of the Engine arising or occurring prior to Delivery of the Engine, provided that the foregoing indemnity shall not apply to the extent that the Buyer Losses resulted from the negligence or wllful misconduct of a Buyer Indemnitee.

6.2

Buyer hereby covenants and agrees upon demand of Seller and each of its respective affiliates, directors, officers, employees, partners, employees, successors, assigns, shareholders, investors, parent companies and agents (the “Seller Indemnitees”) to pay and assume liability for, and to indemnify, protect, defend, save and keep harmless, the Seller Indemnitees, on an after-tax basis, from and against any and all liabilities (including liability for negligence or strict liability in tort or under any statute), taxes, fees, duties,

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MLS Engine Sale Agreement v0717

charges, withholdings, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) and expenses of successfully establishing such rights to indemnification under this indemnity of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Seller Indemnitee for death of or injury to any persons whomsoever and for loss of, damage to, or delay in delivery of any property whatsoever (any such losses, the “Seller Losses”) in any way relating to, resulting from or arising out of the possession, operation, condition, storage, maintenance or repair of the Engine arising or occurring on or after Delivery, provided that the foregoing indemnity shall not apply to the extent that the Seller Losses result from 1) the negligence or wilful misconduct of a Seller Indemnitee; 2) the breach of Seller’s obligations, representations or warranties hereunder; or, 3) Seller or Seller Indemnitee’s post-closing acts or omissions as a manufacturer, operator, repairer or service of aviation products.

6.3	Neither Party shall be liable for any special, incidental or consequential damages which may arise from or in connection with the performance or failure to perform under the Agreement.

7.	Representations, Warranties and Undertakings

7.1	Seller represents and warrants to Buyer, on the date of this Agreement and as of the Delivery Date that:

(A)

Seller has sole legal and beneficial title in and to the Engine, free from Liens and Seller has full power and lawful authority to enter into this Agreement and to transfer such title in and to the Engine to Buyer.

(B)

Seller is a company established, duly incorporated and validly existing under the Laws of the Netherlands with full power and authority (corporate and other) to conduct its operations as presently conducted, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement;

(C)	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not:

(1)	conflict with any laws binding on it; or

(2)	conflict with the constitutional documents of it; or

(3)	conflict with or result in default under any document which is binding upon it or any of its assets, nor result in the creation of any Lien over any of its assets;

(D)	No Immunity:

(1)	It is subject to civil commercial law with respect to its obligations under this Agreement; and

(2)	neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Seller constitute private and commercial acts.

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7.2	Buyer represents and warrants to Seller, on the date of this Agreement and as of the Delivery Date that:

(A)

Buyer is a company established, duly incorporated and validly existing under the under the Laws of the State of North Carolina, U.S.A., with full power and authority (corporate and other) to conduct its operations as presently conducted, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement;

(B)	It has the power to execute, deliver and perform, and that execution, delivery and performance of this Agreement and the transactions contemplated therein have been properly authorised;

(C)	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not:

(1)	conflict with any laws binding on it; or

(2)	conflict with the constitutional documents of it; or

(3)	conflict with or result in default under any document which is binding upon it or any of its assets, nor result in the creation of any Lien over any of its assets;

(D)	No Immunity:

(1)	It is subject to civil commercial law with respect to its obligations under this Agreement; and

(2)	neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Buyer constitute private and commercial acts;

(E)

Export Control: The Engine and related components are subject to export controls under the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130 and other export control laws and regulations of the United States (“Regulations”). Buyer acknowledges that it will comply with all such laws and regulations, and obtain all licenses to export the Engine as may be required.

8.	Notices

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post (postage prepaid) or facsimile transmission, to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Proof of posting or despatch shall be deemed to be proof of receipt:

(A)	in the case of a letter, on the seventh day after posting;

(B)	in the case of a facsimile transmission, on the day immediately following the date of despatch or transmission;

to Seller at:

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MLS Engine Sale Agreement v0717

MTU Maintenance Lease Services B.V.

Strawinskylaan 1639

1077XX Amsterdam

The Netherlands

Attention: Legal Department

Fax: +31 20 3052394

to Buyer at:

Contrail Aviation Support, LLC

435 Investment Court Verona

WI 53593

USA

Attention:    Joseph Kuhn, President

Fax:             (608) 848-8101

9.	Taxes and Indemnities

9.1	The Purchase Price is exclusive of any and all taxes applicable thereto (including, without limitation, any VAT or other value added or sales taxes).

9.2

Buyer shall on demand pay and discharge any taxes (including any payable by Seller) imposed on or in connection with this Agreement, the Acceptance Certificate and/or the Bill of Sale or otherwise in connection with the transactions contemplated herein; provided, however, that Buyer shall not be liable for any taxes related to Seller’s income.

9.3

Gross-Up. Buyer shall increase the Purchase Price which would otherwise be required to be made hereunder so that the Seller is left in the same position as it would have been in had no Taxes been payable. All payments by the Buyer under or in connection with this Agreement shall be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes unless the Buyer is required by law to make any such deduction or withholding. If any Taxes are required to be deducted or withheld from any amount payable hereunder, the Buyer shall:

(a)

pay to the Seller such additional amounts in the same currency as such payment as may be necessary in order that the amount of such payment received by the Seller on the date of such payment, after deduction or withholding for all such taxes, will be equal to the amount that the Seller would have received If such taxes had not been deducted or withheld;

(b)	pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding; and

(c)	furnish to the Seller evidence of payment to the relevant authority of all amounts deducted or withheld as aforesaid.

10.	Costs and Expenses

Save as expressly contained herein, each party shall be responsible for the costs and expenses of its own legal and other professional advisors in connection with the negotiation, preparation and execution of this Agreement. However, in the event of a dispute under this Agreement, the prevailing party shall be entitled to reasonable attorney fees.

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

MLS Engine Sale Agreement v0717

11.	Termination

Seller has the right terminate the Agreement in case of Buyer’s non-compliance with clauses 5.1, 6.2, 7.2 and 9. Either party has the right to terminate the Agreement in the event that the closing of this transaction has not been completed by September 29, 2917.

12.	Assignment

Neither Party may assign any of its rights and/or obligations under this Agreement without the prior written consent of the other Party.

13.	Miscellaneous

13.1

This Agreement contains the entire agreement between Seller and Buyer relating to the sale and purchase of the Engine, and the terms and conditions of this Agreement shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of each of Seller and Buyer.

13.2

No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any such right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and additional to, and not exclusive of, any rights, powers or remedies provided by Law or otherwise.

13.3

This Agreement may be entered into in the form of any number of counterparts, each executed by at least one of the parties and, provided that all the parties shall so enter into this Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument. Facsimile and PDF copies of signatures shall be treated as original signatures for all purposes.

13.4	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement, except a party’s successor in interest.

13.5

Each provision of this Agreement is severable and distinct from the others and, if any provision is or at any time becomes to any extent or in any circumstances Invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances, be deemed not to form part of this Agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this Agreement shall not be affected or impaired, it being the parties’ intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by Law.

13.6

Each of the parties undertakes with the other to do and perform such other and further acts and execute and deliver any and all other instruments as may be required by Law or reasonably required by the other party in order to establish, maintain and protect the rights and remedies of that party and to carry out and effect the intent and purpose of this Agreement.

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13.7

Neither Seller nor Buyer shall without the other’s prior written consent, communicate or disclose the contents of this Agreement to any third party (other than to their respective external legal advisors, auditors, insurance brokers and for underwriters or those of the airframe) provided however that disclosure will be permitted:

(A)	pursuant to an order of any court of competent jurisdiction;

(B)	pursuant to any procedure for discovery of documents in any proceedings before any such court;

(C)	pursuant to any law or regulation having the force of law;

(D)	pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

(E)	to effect any registrations, filings or recordations of the Engine.

14.	Governing law and Jurisdiction

14.1

This Agreement and any contractual or non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of New York, U.S.A., without reference to provisions governing conflicts of laws. The U.N. Convention on Contracts for the International Sales of Goods is not applicable to this Agreement.

14.2

Seller and Buyer each agree that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of Seller and/or Buyer or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

14.3

Each party irrevocably agrees that the federal courts located in the State of New York shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed the day and year first above written.

[signature page to follow]

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EXECUTION PAGE

ENGINE SALE AGREEMENT – ESN 874357

MTU MAINTENANCE LEASE SERVICES B.V. (SELLER)

Date:	22/03/2017
Signature:	/s/ Xavier Schmid
Title:	CFO-Director Finance
Name:	Xavier Schmid

Contrail Aviation Support, LLC (Buyer)

Date:    9/22/2017

Signature:	/s/ Joseph Kuhn	Signature:

Title:	President & CEO	Title:

Name:	Joseph Kuhn	Name:

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ACCEPTANCE CERTIFICATE

Contrail Aviation Support, LLC (the “Buyer”) hereby acknowledges that at 12:00 hours (CST time) on September 28, 2017 the technical condition of the CFM56-7B26/3 engine bearing engine serial number 874357 (the “Engine”) is satisfactory to, and accepted by, Buyer (the Engine having been inspected by Buyer).

SIGNED for and on behalf of

Contrail Aviation Support, LLC

/s/ Joseph Kuhn
Joseph Kuhn
President and CEO

Duly Authorised Officer

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BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MTU Maintenance Lease Services B.V. (“Seller”) in respect of:

1.	one (1) CFM56-7B26/3 engine bearing engine serial number 874357 and all equipment, accessories and parts belonging to, installed in or appurtenant to such engine; and

2.	the Engine Documents,

referred to herein as the “Engine” does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Engine to Contrail Aviation Support, LLC (“Buyer”) under an engine sale agreement dated September 22, 2017 between Seller and Buyer (the “Sale Agreement”), subject to and in accordance with the provisions of the Sale Agreement.

Seller hereby warrants to Buyer, its successors and assigns that Seller hereby conveys to Buyer good and marketable title in and to the Engine in accordance with the provisions of the Sale Agreement, and conveys full legal and beneficial title to the Engine to Buyer free and clear of Liens.

Unless otherwise defined herein or the context requires otherwise, capitalised terms in this Bill of Sale but not otherwise defined herein shall have the same meaning as used in the Sale Agreement (whether defined therein or incorporated therein by reference), and the Governing Law and Jurisdiction clause of the Sale Agreement (clause 14) shall apply hereto.

IN WITNESS WHEREOF Seller has caused this Bill of Sale to be duly executed at 16.00 hours (CET time) this 29th day of September 2017.

MTU MAINTENANCE LEASE SERVICES B.V. (Seller)

Date:	29/09/2017

Signature:	/s/ Xavier Schmid

Title:	CFO-Director Finance

Name:	Xavier Schmid

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SCHEDULE 3: DESCRIPTION OF ENGINE

ENGINE

Manufacturer:	CFM International

Type:	CFM56-7

Manufacturer’s Serial Number:	874357

Thrust rating (at start of the lease):	*

QEC/EBU:	See Attachment 1 to this Schedule 3

Engine Stand:	None

Engine Documents and Records:	Listed below

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*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

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Attachment 1 to Schedule 3

QEC/EBU List

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SCHEDULE 4: ENGINE DOCUMENTS

1.	Latest EASA form 1 and FAA Form 8130-3.

2.	Logbook or equivalent On/Off log showing aircraft tail number, date on & off, hours and cycles of engine since new, reason for removal and location of this action.

3.	Latest LLP status listing all tracked parts in accordance with the applicable EMM Chapter 5 and listing the Manual revision date.

4.	Latest and up to date AD Compliance Statement & SB applicability and compliance listing. Includes all dirty finger print workcards and certificates of all ADs carried out on any / all LLPs installed.

5.	Latest ECM trent monitoring data including EGTM, Oil Pressure, Fuel Flow, Vibrations, Oil Temperature, Derate, RPMs etc at take off.

6.	Accessory and QEC listing including MFG P/N and S/N.

7.	All Engine shop visit report incl. workscope, history and dirty finger print cards, including LLP records.

8.	All non incident statements issued

9.	All preservation tags or records.

10.	All warranties still applicable to each engine.

11.	No DER repairs and PMA parts statements.

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POWER OF ATTORNEY

1, Joseph Kuhn, President and CEO of Contrail Aviation Support, LLC (the “Company”), a limited liability company duly organized and existing under the laws of the State of North Carolina, U.S.A., do hereby designate, authorise and empower any and each one of the following named individuals, acting individually or collectively, as the Company’s true and lawful attorney-in-fact (each an “Attorney”) to:

(A)

agree, make, sign and execute any and all of the documents (the “Documents”) in connection with the purchase and leasing of one CFMS6-7 engine with ESN 874357 (the “Engine”) from and to MTU Maintenance Lease Services B.V., a legal entity organized under the laws of Amsterdam, The Netherlands;

(B)

to make, give, sign, execute and do all such deeds arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acknowledgements, acceptances, deliveries and all other acts, matters and things whatsoever, in connection with the preparation, signature, execution and delivery of the Documents or any other documents required to be executed by the Company in connection with them, or the performance of any acts, matters and things therein contemplated; and

(C)

to acknowledge this Power of Attorney as the act and deed of the Company and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

I hereby certify that the following are the true signatures of:

Name	Title	Signature
Joseph Kuhn	President and CEO	/s/ Joseph Kuhn
Sebastian Lourier	Director of Leasing and Asset Management	/s/ Sebastian Lourier

IN WITNESS WHEREOF, I hereby sign my name as Joseph Kuhn on behalf of the Company effective as of the 27th day of September, 2017 in Verona, Wisconsin, U.S.A.

CONTRAIL AVIATION SUPPORT, LLC

/s/ Joseph Kuhn
Name: Joseph Kuhn
Title: President and CEO

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.